AMENDMENT TO REGISTRANT'S BY-LAWS

                          ADOPTED BY BOARD OF DIRECTORS

                                ON APRIL 13, 2000

                  RESOLVED that Article II, Section 2 of the
            By-laws of the Corporation, as amended, is hereby further amended, effective May 18, 2000, by changing the word "twelve" appearing therein to "ten."

                        AMENDMENT TO REGISTRANT'S BY-LAWS

                          ADOPTED BY BOARD OF DIRECTORS

                                 ON MAY 18, 2000


                  RESOLVED that Article II, Section 2 of the
            By-laws of the Corporation, as amended, is hereby further amended, effective immediately, by changing the word "ten" appearing therein to "eleven."